EXHIBIT 2.1

                                 PLAN OF MERGER

         THIS PLAN OF MERGER (the "Agreement"), entered into this 30th day of October, 2003, by and among Elgrande.com, Inc., a corporation organized pursuant to the laws of the State of Nevada ("Elgrande") and Biscayne Bay Trading Corporation, a corporation organized pursuant to the laws of the State of Florida ("Biscayne")..

            W     I     T     N     E     S     S     E     T     H :
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         WHEREAS, all the authorized and issued capital stock of Biscayne is owned by Elgrande; and

         WHEREAS, the Parties agree that it would be in their respective best interests to merge.

  N     O     W           T     H     E     R     E     F     O     R     E ,

         In consideration of the representations, warranties, covenants, and agreements herein contained, which are given by each Party to the other Parties in order to induce them to enter into this Agreement, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto, each intending to be legally bound hereby, agree as follows:

                                    ARTICLE I
                        MERGER OF BISCAYNE INTO ELGRANDE

Section 1.1 Effective Date.

         This merger shall become effective ("Effective Date") on the day set forth in the Certificates of Merger to be filed with the Secretaries of the States of Nevada and Florida by the Parties as soon as practicable after the date this Agreement is signed.

Section 1.1 Merger; Terms and Conditions Thereof.

         (a) On or before or as of or as at the Effective Date, the following shall have been done:

                  (i) Elgrande and Biscayne shall have obtained approval for this Agreement and the transactions described herein by their respective Boards of Directors and Shareholders, if necessary, pursuant to the applicable provisions of the Laws of the States of Nevada and Florida;

                  (ii) Biscayne shall merge into Elgrande, and Biscayne shall cease to exist;

                  (iii) Elgrande shall thereupon and thereafter possess, and be the owner of, all the rights, privileges, powers, franchises, patents, trademarks, licenses, and other assets and accounts receivable of every kind and description of Biscayne, and Elgrande shall be subject to all the restrictions, disabilities, and duties of Biscayne with respect thereto; and all property, real, personal or mixed, and all debts and obligation due to Biscayne on whatever account shall be vested in Elgrande; and all rights of creditors and all liens upon any property of Biscayne shall be preserved unimpaired; and all debts, liabilities, duties, and obligations of Biscayne [including obligations of Biscayne on account of (A) Stock Subscriptions to which Biscayne is a Party; (B) Debentures of Biscayne; and (C) Stock Conversion obligations with respect to Debentures of Biscayne], shall henceforth attach to Elgrande, and may enforced against Elgrande to the same extent as if said debts, liabilities, duties, and obligations had been incurred or contracted by Elgrande;
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                  (iv) If, at any time after the Effective Date, Elgrande shall consider or be advised that any further assignments or assurances and law or any other acts are necessary or desirable (A) to vest, perfect or confirm, of record or otherwise, in Elgrande, title to and possession of any property or right of Biscayne acquired or to be acquired by reason of, or in connection with, this Merger, or (B) otherwise to carry out the purposes of this Merger, Biscayne and its officers and directors shall be deemed to have granted to Elgrande an irrevocable power of attorney to execute and deliver all such proper deeds, assignments, and assurances in law, and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in Elgrande addition and otherwise to carry out the purposes of this Merger; and the proper officers and directors of Elgrande are fully authorized in the name of Biscayne otherwise to take any and all such action(s);

                  (v) Biscayne's $1,000,000.00 Senior Subordinated Convertible Redeemable Debentures (the "Biscayne Debentures"), together with authorized but unissued underlying shares of Biscayne's Common stock, Par Value $0.001 per share (the "Biscayne Common Stock"), into which the Biscayne Debentures are convertible from time to time, shall be converted into identical Elgrande debentures (the "Elgrande Debentures"), together with authorized but unissued underlying shares of Common Stock, Par Value $0.001 per share, of Elgrande into which the new Elgrande Debentures may be converted (the "Elgrande Common Stock");

                  (vi) All of the issued and outstanding shares of the Common Stock, Par Value $0.001 per share, of Biscayne held by Elgrande prior to this Merger, may, by virtue of this Merger, and without any further action of Elgrande, be canceled simultaneously with the effectiveness of this Merger;

                  (vii) Until surrendered and exchanged as herein provided, each outstanding certificate which, prior to the Effective Date, represented a Biscayne security, shall be deemed for all corporate purposes to evidence ownership of the appropriate number of securities of Elgrande into which Biscayne security shall have been so converted;

                  (viii) Subject to Sub-section (vi), above, each holder of a certificate representing issued and outstanding securities of Biscayne immediately prior to the Effective Date of the Merger, shall, upon surrender of such certificate to Elgrande after the Effective Date, be entitled to receive a certificate representing the appropriate number of shares of securities of Elgrande as described above;

                  (ix) If any certificate representing a Elgrande security is to be issued in a name other than that in which the certificate surrendered is registered, it shall be a condition of such issuance that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall either pay to Elgrande or its transfer agent any transfer or other taxes required by reason of the issuance of certificates representing a Elgrande security in a name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of Elgrande or its transfer agent that such tax has been paid or is not applicable; and

                  (x) The officers and directors of Biscayne shall resign their positions.

                                   ARTICLE II
                JOINT & COLLECTIVE REPRESENTATIONS AND WARRANTIES
                                 OF THE PARTIES

         In order to induce the other Party to enter into this Agreement, each Party makes the following representations and warranties to the other Party.

Section 2.1. Authority.

         (a)  Each Party

                  (i) has full power and authority to enter into, deliver and perform this Agreement; and

                  (ii) neither the execution, delivery, consummation or performance of this Agreement

                       (A) requires the approval or consent of, or notice to, any third party;

                       (B) violates any law, regulation or agreement to which it is subject; or

                       (C) violates, conflicts with or would result in the breach or termination of,

or otherwise give any other contracting party the right to terminate, or constitute a default (by way of substitution, novation or otherwise) under the terms of, any mortgage, lease, bond, indenture, agreement, franchise or other instrument or obligation to which it is a party or by which either of it may be bound.

Section 2.2. Due Organization.

         (a) Each Party is

                  (i) duly organized, validly existing and in good standing under the laws of its state of incorporation;

                  (ii) duly qualified or otherwise authorized as a foreign corporation to transact business and is in good standing under the laws of each other jurisdiction in which such qualification is required; and

                  (iii) has full power and authority to carry on its business as now conducted, and it is entitled to own, lease or operate all of its properties and assets wherever located.

Section 2.3. Truth of Statements; Completeness of Documents.

         (a) All documents, Schedules, Exhibits and other materials delivered or to be delivered by or on behalf of each Party to the others in connection with this Agreement and the transactions contemplated hereby are to the best of its knowledge true and complete;
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         (b) The information furnished by or on behalf of each Party to the others in connection with this Agreement and the transactions contemplated hereby does not, to the best of its knowledge, contain any untrue statement of a material fact and does not omit to state any material fact required to be stated therein or necessary to make the statements therein not false or misleading.

         (c) There is no fact known to any of the Parties which has not been disclosed to the other Parties in writing which has, or insofar as any such Party can foresee, which will have a Material Adverse Effect on any of the other Parties ( The term "Material Adverse Effect" means a fact, event or circumstance which, taken as a whole, has had or could reasonably be expected to have a material adverse effect on the assets (including intangible assets), business, liabilities, operations or conditions, financial or otherwise, of a Party.)

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF BISCAYNE

         In order to induce Elgrande to enter into this Agreement, Biscayne makes the following representations and warranties to Elgrande.

Section 3.1. Capitalization.

         (a) The authorized capital of Biscayne consists of:

                  (i)  the Biscayne Shares;

                  (ii) certain Senior Subordinated Convertible Redeemable Debentures (the "Biscayne Debentures"), convertible, from time to time, into authorized but unissued shares of Biscayne Common Stock, of which no underlying shares of Biscayne Common Stock have been issued pursuant thereto; and of

                  (iii) no other Securities.

         (b) All of the outstanding Securities of Biscayne have been duly authorized, validly issued, and are fully paid and nonassessable.

         (c) Other than the Subscription Agreement for the Biscayne Convertible Debentures, there are no rights, subscriptions, warrants, calls, unsatisfied preemptive rights, options or other agreements of any kind to purchase or otherwise to receive from Biscayne any of the outstanding or authorized but unissued or treasury shares of the Securities of Biscayne, and no Securities or obligations of any kind convertible into such Securities exist in favor of any person, firm or corporation.

         (d) Biscayne does not directly or indirectly own nor has it made any investment in any of the capital stock of, or any other proprietary interest in, any other person including but not limited to joint ventures and partnerships.

Section 3.2 Basic Corporate Documents.

         The copies of the Articles of Incorporation of Biscayne and of the By-Laws of Biscayne, and the stock records of Biscayne which will be delivered by
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the Biscayne Stockholders at or prior to the Closing Date shall be true and complete.

Section 3.3 Financial Statements; No Undisclosed Liabilities.

         (a) The Financial Statements of Biscayne present fairly the financial position, assets, liabilities and retained earnings of Biscayne as at the dates thereof and the revenues, expenses, results of operations, changes in financial position and cash flows of Biscayne for the periods covered thereby.

         (b) The Financial Statements are in accordance with the books and records of Biscayne, do not reflect any transactions which are not bona fide transactions, and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF ELGRANDE

         In order to induce the other Parties to enter into this Agreement, Elgrande makes the following representations and warranties to the other Parties.

Section 4.1 Reporting Company.

         Elgrande is required to and does file reports with the SEC pursuant to
Section 14 (a) or 15 (d) of The Securities Exchange Act of 1944, as amended, and Elgrande is current with respect to all reports required to be filed with the SEC.

Section 4.2 Capitalization

         (a) The authorized capital of Biscayne is as set forth in the Latest Financial Statements of Elgrande required to be filed with the SEC.

         (b) All of the outstanding Securities of Elgrande have been duly authorized, validly issued and are fully paid and nonassessable.

Section 4.4 Due Incorporation.

          The copies of the Articles of Incorporation of Elgrande and of the By-Laws of Elgrande, and the stock records of Elgrande which will be delivered by the Biscayne Stockholders at or prior to the Closing Date shall be true and complete.

Section 4.4 Financial Statements; No Undisclosed Liabilities.


         (a) The Financial Statements of Elgrande present fairly the financial position, assets, liabilities and retained earnings of Elgrande as at the dates thereof and the revenues, expenses, results of operations, changes in financial position and cash flows of Elgrande for the periods covered thereby.

         (b) The Financial Statements are in accordance with the books and records of Elgrande, do not reflect any transactions which are not bona fide transactions, and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

                                    ARTICLE V
                              ADDITIONAL COVENANTS

         In order to induce the other to enter into this Agreement, the Parties covenant with each other as follows.

Section 5.1 Conduct of Business.

         From the date of this Agreement through the Effective Date, the Parties shall conduct their business in the ordinary course.

Section 5.2 Dissenter's Rights.

         Elgrande understands that, as a shareholder of Biscayne, it may have Dissenter's Rights under Florida law. However, as the sole shareholder of Biscayne, Elgrande declares that Dissenter's Rights shall not be demanded prior to or after the Effective Date pursuant to the provisions of Florida Law, if any, as to dissenters' rights, and by signing this Agreement, Elgrande waives dissenters' rights, if any, under Florida law.

                                   ARTICLE VI
                       CONDITIONS PRECEDENT TO OBLIGATIONS
                           OF THE PARTIES; TERMINATION

Section 6.1 Conditions Precedent to Obligations of Elgrande.

         The obligations of Elgrande under this Agreement are, at its option, subject to the satisfaction at the Effective Date of the following conditions precedent:

         (a) The representations and warranties of Biscayne contained in this Agreement shall have been true when made and shall continue to be true at all times after the date hereof and as of the Effective Date with the same force and effect as though such representations and warranties had been made at and as of the Effective Date, subject only to changes permitted by the provisions of this Agreement, and, further provided, that such changes will not, together with all other events prior to the Closing, result in there being a Material Adverse Effect in or to the condition, financial or otherwise, and in the results of operations of Biscayne; and

          (b) No litigation, proceeding, investigation or inquiry shall be pending or threatened to set aside the authorization of this Agreement, or to enjoin or prevent the consummation of the transactions contemplated hereby, or to enjoin or prevent the consummation of the transactions contemplated hereby, or involving any of the assets of Biscayne, which might materially and adversely affect the business or prospects of Biscayne.

Section 6.2 Conditions Precedent to Obligations of Elgrande.

         The obligations of Elgrande under this Agreement are, at its option, subject to the satisfaction at the Effective Date of the following conditions precedent:

         (a) The representations and warranties of Biscayne contained in this Agreement shall have been true when made and shall continue to be true at all times after the date hereof and as of the Effective Date with the same force and effect as though such representations and warranties had been made at and as of the Effective Date, subject only to changes permitted by the provisions of this Agreement, and, further provided, that such changes will not, together with all other events prior to the Closing, result in there being a Material Adverse Effect in or to the condition, financial or otherwise, and in the results of operations of Biscayne; and

          (b) No litigation, proceeding, investigation or inquiry shall be pending or threatened to set aside the authorization of this Agreement, or to enjoin or prevent the consummation of the transactions contemplated hereby, or to enjoin or prevent the consummation of the transactions contemplated hereby, or involving any of the assets of Industries, which might materially and adversely affect the business or prospects of Biscayne.

Section 6.3 Securities Certificates.

         At the Effective Date, each owner and Debenture Holder of Biscayne shall receive a certificate or certificates representing the number of shares of common stock and/or Debentures of Elgrande to which is entitled.

                                   ARTICLE VII
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         In order to induce the other to enter into this Agreement, each Party states and undertakes as follows:

Section 7.1 Continuous Truth of Representations and Warranties.

         The representations and warranties of the Parties contained in this Agreement were true when made and, in addition, they shall also be true as of the Effective Date with the same force and effect as though they had been made at and as of the Effective Date.

Section 7.2 Survival of Representations and Warranties.

         The representations and warranties contained in this Agreement and in any Schedules, certificates or other documents delivered pursuant hereto shall survive the execution and delivery hereof and the Effective Date for a period of three (3) years.

Section 7.2 Entire Agreement.

         This Agreement sets forth the entire understanding and agreement between the Parties and supersedes and replaces any prior understanding, agreement or statement (written or oral) of intent. No provision of this Agreement shall be construed to confer any rights or remedies on any person other than the Parties hereto.

                                  ARTICLE VIII
                                   TERMINATION

Section 8.1 Events of Termination.

         This Agreement may be terminated at any time prior to the filing of the Certificate of Ownership in the office of the Secretaries of the States of Nevada and Florida by:

         (a) Mutual consent of Biscayne and Elgrande;

         (b) Elgrande, if Biscayne has breached any material representation warranty, covenant or agreement contained in this Agreement;

         (c) Biscayne, if Elgrande has breached any material representation, warranty, covenant or agreement contained in this Agreement;

         (d) Elgrande, if any legal proceeding is commenced or threatened by any governmental or regulatory agency or other person directed against the consummation of the transaction or any other transaction under this Agreement; and

         (e) Biscayne, if any legal proceeding is commenced or threatened by any governmental or regulatory agency or other person directed against the consummation of the transaction or any other transaction under this Agreement.

Section 8.2 Effect of Termination.

         If this Agreement shall be terminated as provided in this Article, the Articles of Merger shall be deemed to have been abandoned and shall be void and of no further effect, without any liability on the part of any of the parties thereto or the stockholders, directors, officers, employees or agents of any of them.

                                   ARTICLE IX
                                 INDEMNIFICATION

         In order to induce the other to enter into this Agreement, each Party agrees to indemnify the other as follows. follows:

Section 9.1 Obligation of Biscayne to Indemnify.

         Subject to the limitations on the survival of representations and warranties contained in Article VII, Biscayne, its respective officers, directors and employees shall indemnify, defend and hold Elgrande harmless from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorney's fees and disbursements) based upon, arising out of or otherwise due to any material inaccuracy in or any breach of any representation, warranty, covenant or agreement of Biscayne contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

Section 9.2 Obligation of Elgrande to Indemnify.

         Subject to the limitations on the survival of representations and warranties contained in Article VII, Elgrande, its respective officers, directors and employees, shall indemnify, defend and hold Biscayne harmless from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys fees and disbursements) based upon, arising out of or otherwise due to any material inaccuracy in or any breach of any representation, warranty, covenant or agreement of Elgrande contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

                                    ARTICLE X
                                  MISCELLANEOUS

Section 10.1 Notices.

         (a) Any notice, request, instruction or other document required by the terms of this Agreement to be given to any other Party hereto shall be in writing and shall be given either

             (i) by telephonic facsimile, in which case notice shall be presumptively deemed to have been given at the date and time displayed on the sender's transmission confirmation receipt showing the successful receipt thereof by the recipient;

             (ii) by nationally recognized courier or overnight delivery service in which the date of delivery is recorded by the delivery service, in which case notice shall be presumptively deemed to have been given at the time that records of the delivery service indicate the writing was delivered to the addressee;

             (iii) by United States Mail sent by registered or certified mail, postage prepaid, with return receipt requested, in which case notice shall be presumptively deemed to have been given at the time that records of the United States Postal Service indicate the writing was delivered to the addressee.

         (b) Notice shall be sent:

             (i) If to Biscayne, to:

                       Biscayne Bay Trading Corporation
                       1010 Seminole Drive
                       Suite 1008
                       Ft. Lauderdale, Florida 33301
                       Attention: Christopher Marchant, CEO
                       Telephone Number:           (305) 493-7677
                       Facsimile Telephone Number: (954) 985-0622

             (ii) If to Elgrande, to:

                       Elgrande.com, Inc.
                       1450 Kootenay Street
                       Vancouver
                       British Columbia, Canada  V5K 4R1
                       Attention: Michael Holloran, CEO
                       Telephone Number:           (604) 689-0808
                       Facsimile Telephone Number: (604) 689-0802

             with a copy (which shall not constitute notice) to:

                       Michael Paige, Esq.
                       Jackson & Campbell, P.C.
                       One Lafayette Center, South Tower
                       1120 - 20th Street, N.W.
                       Telephone Number:           (202) 457-1600
                       Facsimile Telephone Number: (202) 457-1678

                                       and

             with a copy (which shall not constitute notice) to:

                       Guy K. Stewart, Jr., Esq.
                       1701 South Flagler Drive
                       Number 1408
                       West Palm Beach, Florida 33401
                       Telephone Number:           (561) 659-1810
                       Facsimile Telephone Number: (561) 659-3888

             (iii) or to such other address as a Party may have specified in writing to the other Parties using the procedures specified above in this Section.

Section 10.2 Assignment and Amendment.

         This Agreement shall not be assignable by any Party, and shall not be altered or otherwise amended except pursuant to a writing executed by all of the Parties hereto.

Section 10.3 Severability.

         If any provision of this Agreement, or the application of any such provision to any person or circumstance, shall be held invalid by a court or tribunal of competent jurisdiction, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

Section 10.4. Counterparts.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument. It shall not be necessary that any counterpart be signed by all of the Parties hereto.

Section 10.5 Variation in Pronouns.

         All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons or entity or entities may require.

Section 10.6 Indulgences, Etc.

         Neither the failure nor any delay on the part of any Party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the Party asserted to have granted such waiver.

Section 10.7 Exhibits and Schedules.

         All Exhibits and Schedules attached hereto are incorporated by reference into, and made a part of, this Agreement.

Section 10.8 Headings.

         The Article and Section headings are for convenience only; they form in part of this Agreement and shall not affect its interpretation.

Section 10.9 Choice of Law, Venue, Arbitration, Waiver of Jury Trial.

         (a) This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the Province of British Columbia, Canada, notwithstanding any conflict-of-laws doctrines of such state or other jurisdiction to the contrary, and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

         (b) The Parties hereby mutually waive trial by jury

                  IN THAT CONNECTION, EACH OF THE PARTIES WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, AND AGREES TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

         (c) The Parties hereto irrevocably agree and consent that all disputes concerning this Agreement or any claim or issue of any nature whatsoever (whether brought by the Parties hereto) arising from or relating to this Agreement or to the corporate steps taken to enter into it (including, without limitation, claims for alleged fraud, breach of fiduciary duty, breach of contract, tort, etc.) which cannot be resolved within reasonable time through discussions between the opposing entities, shall be resolved solely and exclusively by means of arbitration to be conducted in Vancouver, British Columbia, which arbitration will proceed in accordance with the rules of the Arbitration then in force in Vancouver, British Columbia for resolution of commercial disputes.

         In addition, the Parties waive, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such forum.

         (d) The Arbitrators themselves shall have the right to determine and to arbitrate the threshold issue of arbitrability itself, the decision of the Arbitrators shall be final, conclusive, and binding upon the opposing entities, and a judgment upon the award may be obtained and entered in any federal or state court of competent jurisdiction; and

         (e) Attorney's Fees. Each Party involved in litigation or arbitration shall be responsible for its own costs and expenses of any litigation or arbitration proceeding, including its own attorney's fees (for any litigation, arbitration, and any appeals).

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

                    SIGNATURES APPEARS ON THE FOLLOWING PAGE
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                                 SIGNATURE PAGE

         In Witness Whereof, the undersigned Parties have executed this Agreement as of the date first set forth above.

                                                ELGRANDE:

                                                Elgrande.com, Inc.
                                                     /s/ Michael Holloran
                                                -------------------------------
                                                By: Michael Holloran, CEO


                                                BISCAYNE:

                                                Biscayne Bay Trading Corporation

                                                      /s/ Christopher Marchant
                                                By: ____________________________
                                                    Christopher Marchant, CEO